Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of eMagin Corporation of our report dated March 11, 2020, relating to the consolidated financial statements of eMagin Corporation and its subsidiary, appearing in the Annual Report on Form 10-K of eMagin Corporation for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Stamford, Connecticut

June 25, 2020